Exhibit 10.1

Dated April 3, 2009

Between

Wafergen Bio-Systems Inc

and

Prima Mahawangsa Sdn Bhd

and

Expedient Equity Ventures Sdn Bhd

and

Wafergen Biosystems (M) Sdn Bhd

Share Subscription Agreement
Proposed subscription of shares in Wafergen Biosystems (M) Sdn Bhd (formerly known as Global Dupleks Sdn Bhd)

Share Subscription Agreement  |

Contents

Recitals [INSERT PAGE NUMBER]

1           Definitions and Interpretations [INSERT PAGE NUMBER]
1.1           Definitions [INSERT PAGE NUMBER]
1.2           Interpretation [INSERT PAGE NUMBER]

2.           Conditions [INSERT PAGE NUMBER]
2.1           Conditions Precedent [INSERT PAGE NUMBER]
2.2           Undertaking by the Company [INSERT PAGE NUMBER]
2.3           Waiver [INSERT PAGE NUMBER]
2.4           Non-fulfillment [INSERT PAGE NUMBER]

3.           Share Capital [INSERT PAGE NUMBER]
3.1           Subscription for Preference Shares [INSERT PAGE NUMBER]

4.           Subscription Completion Date [INSERT PAGE NUMBER]

4A.           Utilisation of Funds [INSERT PAGE NUMBER]

5.           Undertakings, Warranties and Representations by the Parties [INSERT PAGE NUMBER]

6           Put Options [INSERT PAGE NUMBER]
6.1            Investor’s Put Right for shares in the Existing Shareholder [INSERT PAGE NUMBER]
6.2            Investor’s Put Option for Series B RCPS or Conversion Shares [INSERT PAGE NUMBER]

7.           Previous Agreements and Prevalence of Agreement [INSERT PAGE NUMBER]

8.           Remedy on an Event of Default [INSERT PAGE NUMBER]

9.           Confidentiality [INSERT PAGE NUMBER]

10.           Further Assurance [INSERT PAGE NUMBER]

11.           Remedies [INSERT PAGE NUMBER]

12.           Waiver and Variation [INSERT PAGE NUMBER]
12.1           Rights not affected [INSERT PAGE NUMBER]
12.2           Cumulative rights and remedies [INSERT PAGE NUMBER]
12.3           Variation [INSERT PAGE NUMBER]

13.           Severability [INSERT PAGE NUMBER]

14.           Continuing Effect [INSERT PAGE NUMBER]

15.           Time [INSERT PAGE NUMBER]

16.           Legal Relationship [INSERT PAGE NUMBER]

17.           Costs and Expenses [INSERT PAGE NUMBER]

18.           Assignment; Successors [INSERT PAGE NUMBER]
18.1           Assignment [INSERT PAGE NUMBER]
18.2           Successors and assigns [INSERT PAGE NUMBER]

19.           Notices [INSERT PAGE NUMBER]

20.           Entire agreement [INSERT PAGE NUMBER]

21.           Counterparts [INSERT PAGE NUMBER]

22.            Governing Law and Jurisdiction [INSERT PAGE NUMBER]

SCHEDULE 1 [INSERT PAGE NUMBER]
1.           Subscription Price and par value [INSERT PAGE NUMBER]
2.           Premium [INSERT PAGE NUMBER]
3.           Dividend Provision [INSERT PAGE NUMBER]
4.           Liquidation Preference [INSERT PAGE NUMBER]
5.           Conversion [INSERT PAGE NUMBER]
6.           [Deleted] [INSERT PAGE NUMBER]
7.           Redemption Rights [INSERT PAGE NUMBER]
8.           Voting Rights [INSERT PAGE NUMBER]
9.           Protective Provisions [INSERT PAGE NUMBER]
10.           No Variation [INSERT PAGE NUMBER]

SCHEDULE 2 [INSERT PAGE NUMBER]
1.           Representations and Warranties by the Investor [INSERT PAGE NUMBER]
2.           Representations and Warranties by the Existing Shareholder and the Company [INSERT PAGE NUMBER]

SCHEDULE 3 [INSERT PAGE NUMBER]

Execution [INSERT PAGE NUMBER]

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This Agreement is made on  April 3, 2009 between:

(1)
Wafergen Bio-Systems, Inc (WGBS.OB), a Nevada USA incorporated company with a registered address and place of business at Bayside Technology Center, 46531 Fremont Blvd, Fremont, CA 94538, USA (“Existing Shareholder”);

and

(2)
Prima Mahawangsa Sdn Bhd (Company No. 833152-M), a company incorporated in Malaysia with a registered address at 5th Floor, Bangunan CIMB, Jalan Semantan, Damansara Heights , 50490 Kuala Lumpur  (“PMSB”);

and

(3)
Expedient Equity Ventures Sdn Bhd (Company No 780509-U), a company incorporated in Malaysia with a registered address at Level 11, Menara Bank Pembangunan, 1016, Bandar Wawasan, Jalan Sultan Ismail, 50300, Kuala Lumpur (“EEV”);

and

(4)
Wafergen Biosystems (M) Sdn Bhd (formerly known as Global Dupleks Sdn Bhd) (Company No 795066-H), a company incorporated in Malaysia with a registered address at Unit C-12-4, Megan Avenue 11, No 12, Jalan Yap Kwan Seng, 50450 Kuala Lumpur (“Company”).

(PMSB and EEV are collectively referred to as “Investors”)

Recitals

(A)
The Company is a private company limited by shares incorporated under the laws of Malaysia and has at the date of this Agreement an authorised share capital of RM10,000,000 divided into 8,000,000 ordinary shares of RM1.00 each and 200,000,000 redeemable convertible preference shares of RM0.01 each.

(B)
The Existing Shareholder is the legal and beneficial owner of the 300,000 ordinary shares of RM1.00 each in the Company, representing 100% of the issued and paid-up ordinary share capital of the Company.

(C)
The Existing Shareholder, the Company and Malaysian Technology Development Corporation Sdn Bhd (“MTDC”) have entered into a Share Subscription and Shareholders’ Agreement dated 8 May 2008 (“SSSA”) where MTDC agreed to subscribe for 888,888 Series A Redeemable Convertible Preference Shares (“Series A RCPS”) in the Company, pursuant to the terms and conditions in the SSSA.

(D)	MTDC is, as at the date of this Agreement, the legal and beneficial owner of 444,444 Series A RCPS in the Company, representing 100% of the issued and paid up preference share capital of the Company.

(E)	The Existing Shareholder and the Company intend to raise a further USD1,500,000 in multiple tranches, in addition to the USD2,000,000 to be raised pursuant to the SSSA.

(F)	The Existing Shareholder and the Company have requested the Investors to, and the Investors have agreed to, participate in the Company by way of subscription for

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the Series B RCPS (as defined below) upon the terms and subject to the conditions set out in this Agreement.

(G)
PMSB and EEV have entered or will enter into a deed of adherence and have agreed to accede to the relevant terms and conditions of the SSSA, effective from the PMSB Initial Closing and EEV Initial Closing respectively.

It is agreed as follows:

1           Definitions and Interpretations

1.1           Definitions

In this Agreement, unless the context otherwise requires:

Act	means the Companies Act 1965;
Alpha Stage
means the successful completion of Alpha based on the written report from the Principal Researcher from UPMC indicating that the SmartChip system has performed to its specifications, that is the SmartChip system is able to perform six SmartChip experiments by following instructions provided in the SmartChip user manual using UPMC biological specimens and generate gene expression data using fully integrated SmartChip components, such as content ready chip, nano-dispenser and the real-time qPCR instrument;

Articles	means the articles of association of the Company;
Board	means the board of directors of the Company;
PMSB Initial Closing	means completion of the subscription by PMSB of the relevant Tranche A Shares in accordance with Clauses 3 and 4;
PMSB Initial Closing Date	means twenty one (21) days from the date of this Agreement or such later date as PMSB, the Existing Shareholder and the Company may mutually agree on;
PMSB Subsequent Closing	means upon fulfilment of the milestones provided for in Clause 3.1.1(b);
Conversion Shares
means the Shares resulting from the conversion of the RCPS, such Conversion Shares to rank pari passu in all respects with all other then existing Shares, and “Conversion Share” means one of the Conversion Shares;

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Deed of Adherence	means the Deed of Adherence dated the same day as this Agreement between the Existing Shareholder, the Company, MTDC, PMSB and EEV;
Director	means any director of the Company appointed on the Board including, where applicable, any alternate director;
EEV Initial Closing	means completion of the subscription by EEV of the relevant Tranche A Shares in accordance with Clauses 3 and 4;
EEV Initial Closing Date	means twenty one (21) days from the date of this Agreement or such later date as EEV, the Existing Shareholder and the Company may mutually agree on;
EEV Subsequent Closing	means upon fulfilment of the milestones provided for in Clause 3.1.2(b);
Encumbrance
means any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, right of first refusal, pre-emption right, option, preferential right or trust arrangement or other security arrangement or agreement  conferring a right to a priority of payment;

Investors	means PMSB and EEV;
IPO	means the listing of the Company on any approved stock exchange;
Parties	means the Existing Shareholder, the Investors and the Company, and “Party” refers to any one (1) of them;
RCPS	means the Series A RCPS and/or the Series B RCPS;
Series A RCPS	means Series A Redeemable Convertible Preference Shares of the Company with principal terms as set out in Schedule 1 of the SSSA including the amendments as set out in the Deed of Adherence;
Series B RCPS	means Series B Redeemable Convertible Preference Shares of the Company with principal terms as set out in Schedule 1 of this Agreement;
Shares	means ordinary shares of RM1.00 each in the share capital of the Company, and “Share” refers to any one (1) of them;

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Subscription Notice	means the subscription notice to be issued by the New Investors to the Company from time to time in accordance with this Agreement in the form as annexed herewith in Schedule 3
Subscription Price
means the Ringgit Malaysia equivalent to USD2.25 calculated at the prevailing exchange rate on the date payment of the Subscription Price is effected, payable by the Investors for each Series B RCPS under this Agreement, out of which RM0.01 is to be paid towards the par value of each Series B RCPS and the difference between the Subscription Price and the par value of RM0.01 (constituting the subscription premium) is to be credited to the share premium account of the Company;

Tranche A Shares	means 333,333 new Series B RCPS of RM0.01 each in the Company to be issued at the Subscription Price;
Tranche B Shares	means 333,333 new Series B RCPS of RM0.01 each in the Company to be issued at the Subscription Price;
Warranties	means the representations and warranties made by the Investor, the Existing Shareholder and the Company, as set out in Schedule 2; and
USD	means United States Dollar, the lawful currency of the United States of America;

1.2           Interpretation

In this Agreement, unless the context otherwise requires:
(a)	headings and underlining are for convenience only and do not affect the interpretation of this Agreement;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing a gender include any gender;

(d)
an expression importing a natural person includes any corporation or other body corporate, partnership, association, governmental agency, two or more persons having a joint or common interest, or any other legal or commercial entity or undertaking;

(e)	a reference to a party to a document includes that party's successors and permitted assigns;

(f)	any part of speech or grammatical form of a word or phrase defined in this Agreement has a corresponding meaning; and

(g)	a warranty, representation, covenant or agreement on the part of two or more persons binds them jointly and severally.

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2.           Conditions

2.1           Conditions Precedent

2.1.1
The subscription for the Series B RCPS by PMSB is subject to, and conditional upon, the fulfilment of the following conditions precedent within 21 days from the date of this Agreement (subject to extension by agreement of PMSB, the Existing Shareholder and the Company):

(a)	the approval and agreement of the investment committee of PMSB;

(b)	the successful completion of the due diligence exercise and PMSB being satisfied with the results of their investigation or due diligence exercise on the Company;

(c)
the Company secretarial forms and documents (including the register of members) having been updated and filed with the relevant authorities or bodies to reflect the change in directorship, shareholder and shareholding in the Company, in accordance with the terms and conditions of this Agreement;

(d)	PMSB being satisfied that all internal resolutions regarding the Company and its activities are up to date and in order (where confirmation of satisfaction shall not be unreasonably withheld);

(e)	amendments to the Articles as are necessary to reflect in full the terms of this Agreement;

(f)	statutory declaration signed by the Existing Shareholder;

(g)	there being no material adverse change in the financial condition or operations of the Company or the Existing Shareholder;

(h)	execution of the deed of adherence referred to in Recital G; and

(i)
the Existing Shareholder entering into a product licensing  agreement with the Company in relation to the SmartChipTM Real-Time PCR System and SmartSlideTM MicroIncubation System which provides that the intellectual property rights to the improvements developed by the Company in relation to the SmartChipTM Real-Time PCR System and SmartSlideTM MicroIncubation System shall vest in the Company and the Company shall grant the Existing Shareholder a perpetual royalty free licence in relation to the intellectual property rights to the improvements and a right to sub-licence to any other party without territorial restrictions.

2.1.2
The subscription for the Series B RCPS by EEV is subject to, and conditional upon, the fulfilment of the following conditions precedent within 21 days from the date of this Agreement (subject to extension by agreement of EEV, the Existing Shareholder and the Company):

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(a)	the approval and agreement of the investment committee of EEV;

(b)	the successful completion of the due diligence exercise and EEV being satisfied with the results of their investigation or due diligence exercise on the Company;

(c)
the Company secretarial forms and documents (including the register of members) having been updated and filed with the relevant authorities or bodies to reflect the change in directorship, shareholder and shareholding in the Company, in accordance with the terms and conditions of this Agreement;

(d)	EEV being satisfied that all internal resolutions regarding the Company and its activities are up to date and in order (where confirmation of satisfaction shall not be unreasonably withheld);

(e)	amendments to the Articles as are necessary to reflect in full the terms of this Agreement;

(f)	statutory declaration signed by the Existing Shareholder;

(g)	there being no material adverse change in the financial condition or operations of the Company or the Existing Shareholder;

(h)	execution of the deed of adherence referred to in Recital G; and

(i)
the Existing Shareholder entering into a product licensing  agreement with the Company in relation to the SmartChipTM Real-Time PCR System and SmartSlideTM MicroIncubation System which provides that the intellectual property rights to the improvements developed by the Company in relation to the SmartChipTM Real-Time PCR System and SmartSlideTM MicroIncubation System shall vest in the Company and the Company shall grant the Existing Shareholder a perpetual royalty free licence in relation to the intellectual property rights to the improvements and a right to sub-licence to any other party without territorial restrictions.

2.2           Undertaking by the Company

Subject to the PMSB Initial Closing and EEV Initial Closing, the Company undertakes to PMSB and EEV (as the case may be) to carry out the following within 1 year from the PMSB Subsequent Closing and EEV Subsequent Closing (as the case may be) (subject to extension by agreement with PMSB or EEV (as the case may be)):

(a)	to provide to PMSB and EEV (as the case may be) a clear arrangement on the ownership of future intellectual property developed by the Company;

(b)	to put in place a comprehensive training programme to transfer the know-how from US experts to the Malaysian team; and

(c)	the Company entering into a research and development agreement or understanding to pursue agrobiotechnology research and development with a reputable Malaysian entity.

Share Subscription Agreement  |

2.3           Waiver

To the extent permitted by law, PMSB and EEV may waive the fulfilment of any condition precedent in Clause 2.1.1 or Clause 2.1.2 respectively, and any undertaking in Clause 2.2.

2.4           Non-fulfillment

2.4.1
Unless specifically waived under Clause 2.3, if the condition precedent in Sub -clauses 2.1.1(a), (b) and (h) are not fulfilled within 21 days after the date of this Agreement (or such later date as the relevant Parties may mutually agree on):

(a)	this Agreement shall automatically cease and terminate in relation to PMSB;

(b)	all obligations and liabilities of PMSB under this Agreement shall cease to have effect;

(c)	PMSB shall not have any claim against any other party in relation to this Agreement; and

(d)	PMSB shall pay the Existing Shareholder all costs and fees incurred by the Existing Shareholder in relation to the preparation of this Agreement,

but notwithstanding anything to the contrary in this Clause, a party shall be liable for any antecedent breach of this Agreement and continue to be liable in relation to Clause 9.

2.4.2
Unless specifically waived under Clause 2.3, if any condition precedent in Sub-clauses 2.1.2 (a), (b) and (h) are not fulfilled within 21 days after the date of this Agreement (or such later date as the relevant Parties may mutually agree on):

(a)	this Agreement shall automatically cease and terminate in relation to EEV;

(b)	all obligations and liabilities of EEV under this Agreement shall cease to have effect; and

(c)	EEV shall not have any claim against any other party in relation to this Agreement; and

(d)	EEV shall pay the Existing Shareholder all costs and fees incurred by the Existing Shareholder in relation to the preparation of this Agreement,

but notwithstanding anything to the contrary in this Clause, a party shall be liable for any antecedent breach of this Agreement and continue to be liable in relation to Clause 9.

2.4.3
Unless specifically waived under Clause 2.3, if the condition precedent in Sub-clauses 2.1.1(c), (e), (f), (g) and (h) and Sub-clauses 2.1.2(c), (e), (f), (g) and (h) are not fulfilled within 21 days after the date of this Agreement (or such later date as the relevant Parties may mutually agree on):

(a)	this Agreement shall automatically cease and terminate in relation to PMSB and EEV;

(b)	all obligations and liabilities of PMSB and EEV under this Agreement shall cease to have effect;

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Share Subscription Agreement  |

(c)	the Existing Shareholder shall not have any claim against any other party in relation to this Agreement; and

(d)	the Existing Shareholder shall pay PMSB and EEV (as the case may be) all costs and fees incurred by the PMSB and EEV (as the case may be) in relation to the preparation of this Agreement,

but notwithstanding anything to the contrary in this Clause, a party shall be liable for any antecedent breach of this Agreement and continue to be liable in relation to Clause 9.

3.           Share Capital

3.1           Subscription for Preference Shares

3.1.1	Subject to the terms and conditions of this Agreement, PMSB shall subscribe in cash for 444,444 Series B RCPS, allocated across several tranches as follows:

(a)	at the PMSB Initial Closing Date, PMSB will subscribe for Tranche A Shares, and the Company will allot and issue Tranche A Shares to PMSB, free from any Encumbrance; and

(b)
upon successful completion of the Alpha Stage (“PMSB Subsequent Closing”), PMSB will subscribe for Tranche B Shares, and the Company will allot and issue Tranche B Shares to PMSB, free from any Encumbrance.

3.1.2	Subject to the terms and conditions of this Agreement, EEV shall subscribe in for 222,222 Series B RCPS, allocated across several tranches as follows:

(a)	at the EEV Initial Closing Date, EEV will subscribe for Tranche A Shares, and the Company will allot and issue Tranche A Shares to EEV, free from any Encumbrance; and

(b)
upon successful completion of the Alpha Stage (“EEV Subsequent Closing”), EEV will subscribe for Tranche B Shares, and the Company will allot and issue Tranche B Shares to EEV, free from any Encumbrance.

3.1.3	The Investors shall subscribe for the amount of shares and consideration as follows:

Name of Investor	Tranche A		Tranche B		Total
	No. of RCPS	Consider-ation (USD)	No. of RCPS	Consider-ation (USD)	No. of RCPS	Consider-ation (USD)
PMSB	222,222	500,000	222,222	500,000	444,444	1,000,000
EEVB	111,111	250,000	111,111	250,000	222,222	500,000

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The principal terms of the Series B RCPS are set out in Schedule 1.

3.1.4
The subscription for the Series B RCPS by PMSB is not dependant or interconditional with the subscription of the Series B RCPS by EEV and the subscription of the Series B RCPS by EEV is not dependant or interconditional with the subscription of the Series B RCPS by PMSB, and neither is dependant or interconditional on completion or performance of the SSSA.

3.1.5
In respect of each subscription for Series B RCPS under this Agreement, the Company will issue a Subscription Notice to the Investors.  The Subscription Notice will specify the number of Series B RCPS to be subscribed by the Investors under Tranche A at the PMSB Initial Closing and EEV Initial Closing, and Tranche B at the PMSB Subsequent Closing and EEV Subsequent Closing, and the Subscription Price.

3.1.6
The Existing Shareholder irrevocably confirms its waiver of all rights of pre-emption whatsoever that it may have in connection with the issue and conversion of the Series B RCPS to the Investors pursuant to the terms of this Agreement.

4.           Subscription Completion Date

4.1
Subject to fulfilment or waiver of all conditions precedent in Clause 2.1.1, the completion of each allotment and issue of the Series B RCPS to PMSB pursuant to this Agreement shall take place at the registered office of the Company as follows:

(a)           Tranche A Shares at the PMSB Initial Closing Date; and

(b)	Tranche B Shares at the PMSB Subsequent Closing;

or such other date and time as may be mutually agreed by the Company and PMSB in writing.

4.2
Subject to fulfilment or waiver of all conditions precedent in Clause 2.1.2, the completion of each allotment and issue of the Series B RCPS to EEV pursuant to this Agreement shall take place at the registered office of the Company as follows:

(a)           Tranche A Shares at the EEV Initial Closing Date; and

(b)           Tranche B Shares at the EEV Subsequent Closing;

or such other date and time as may be mutually agreed by the Company and EEV in writing.

4.3
The Investors shall cause or procure a cheque, bank draft or cashier’s order in favour of the Company to be deposited, or a telegraphic or electronic transfer made, to the bank account of the Company held with HSBC Bank Berhad for the total subscription monies payable for the number of Series B RCPS to be subscribed (as set out in the relevant Subscription Notice), in exchange for the delivery by the Company of the following:

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(a)
at the PMSB Initial Closing and EEV Initial Closing, the share certificates in respect of the Series B RCPS, a certified extract of the shareholders' resolution of the Company approving the subscription of the Tranche A Shares by PMSB at the PMSB Initial Closing and by EEV at the EEV Initial Closing (as the case may be) (including amendment of the Articles of Association of the Company where required), pursuant to the terms and subject to the conditions of this Agreement;

(b)
at the PMSB Subsequent Closing and EEV Subsequent Closing, the share certificates in respect of the Series B RCPS, a certified extract of the shareholders' resolution of the Company approving the subscription of the Tranche B Shares by at the PMSB Subsequent Closing and by EEV at the EEV Subsequent Closing (as the case may be), pursuant to the terms and subject to the conditions of this Agreement; and

(c)	a certified extract of the resolution of the Board confirming the allotment and issue of the relevant number of the Series B RCPS to be subscribed by the Investors:

(i)	at both the PMSB Initial Closing and PMSB Subsequent Closing; and

(ii)	at both the EEV Initial Closing and the EEV Subsequent Closing,

pursuant to the relevant Subscription Notice.

4A.	Utilisation of Funds

The Parties agree that 60% of the total investment raised through the issuance of the Series A RCPS and the Series B RCPS will be utilised for the operations of the Company in Malaysia. The remaining 40% of the total investment raised through the issuance of the Series A RCPS and Series B RCPS shall be utilized in the best interest of the Company.

5.	Undertakings, Warranties and Representations by the Parties

5.1
Subject to any exceptions expressly and specifically disclosed in any correspondence, communication, document or information in writing prior to or after the execution of this Agreement and prior to the completion of the subscription of the Series B RCPS, the Parties warrant to each other that the information and statements set out in the Warranties are true, accurate and correct in all respects at the date of this Agreement. To this effect, the Warranties will be deemed to be repeated during this period as if they had been entered into afresh during the said period in relation to the facts and circumstances then existing.

5.2	The Parties acknowledge and agree that each of them entered into this Agreement in reliance on the Warranties.

5.3	Each of the Warranties is separate and is to be construed independently of the others and is not limited by reference to any of the other Warranties.

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Save as disclosed to the Investors in any correspondence, communication, document or information in writing prior to or after the execution of this Agreement and prior to the completion of this Agreement, no information relating to the Series B RCPS or the Company will limit the nature of the Warranties given by the Company under this Agreement, or will prejudice any claim to be made by the Investors against the Company for any breach of the Warranties.

5.4
Each Party will indemnify and will keep the other Parties indemnified against all losses, damages, costs and expenses which the other Parties may incur or be liable for in respect of any claim, demand, liability, action, proceedings or suits arising out of or in connection with :

(a)	a breach of a Warranty;

(b)	any Warranty not being true and correct in all respects; or

(c)	any Warranty being misleading in any respect,

save and except where any of the matters set out in Clauses 5.1 to 5.3 shall have been apparent in any correspondence, communication, document or information in writing and disclosed or provided to the Investors prior to or after the execution of this Agreement and prior to the completion of this Agreement.

6.           Put Options

6.1           Investor’s Put Right for shares in the Existing Shareholder

The Existing Shareholder will grant to each of the Investors an option to sell all the Series B RCPS held by the Investors to the Existing Shareholder upon the terms and conditions of the Put Agreement to be entered into between the Existing Shareholder and the Investors.

6.2           Investor’s Put Option for Series B RCPS or Conversion Shares

The Investors shall each have the option to require the Existing Shareholder to purchase all (but not less than all) of the Conversion Shares or Series B RCPS held by the Investors, upon thirty (30) days’ notice in writing to the Existing Shareholder. The price payable for each Conversion Share shall be calculated based on the formula for the issue price per Conversion Share set out in paragraph 5 of Schedule 1 of this Agreement whereas the price payable for each Series B RCPS is  USD2.25, such price compounded at the rate of 8% per annum with yearly rests, up to the date of exercise of the option, and at the discretion of the Investors, may be satisfied by either cash or the issuance of shares in the Existing Shareholder. The option shall be exercisable as follows:

(a)
any time after the PMSB Initial Closing or EEV Initial Closing (where relevant) for as long as the PMSB or EEV (as the case may be) is the holder of Series B RCPS in the Company, in the event there is a material breach or default by the Company or the Existing Shareholder in any of their representations, warranties, undertakings, covenants and obligations under

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this Agreement which has not been remedied after 30 days written notice of such material breach or default; or

(b)	any time between 1 January 2011 and 31 December 2011 and subject to the following:

(i)	the share price of the Existing Shareholder’s shares is below USD2.25; or

(ii)	due to any breach or default attributable to the Existing Shareholder, the Investor is unable to exercise its rights under the Put Agreement.

7.           Previous Agreements and Prevalence of Agreement

7.1
This Agreement and the documents referred to in its provisions are in substitution for all previous agreements between all or any of the Parties and contain the whole agreement between the Parties relating to the subject matter of this Agreement.

8.           Remedy on an Event of Default

8.1	Each of the following will be regarded as an Event of Default:

(a)
either of the Parties committing a breach of its obligations under this Agreement and, in the case of a breach capable of remedy, failing to remedy the same within twenty one (21) days of being specifically required in writing so to do by the other Party; or

(b)	any distress, execution, sequestration or other process being levied or enforced upon or sued out against the property of any of the Parties which is not discharged within ten (10) days; or

(c)	any encumbrancer taking possession of or a receiver or trustee being appointed over the whole or any part of the undertaking, property or assets of any of the Parties; or

(d)
the making of an order or the passing of a resolution for the winding up of any of the Parties, otherwise than for the purpose of a reconstruction or amalgamation without insolvency or previously approved by the other Parties (such approval not to be unreasonably withheld).

8.2	In the event of an Event of Default taking place prior to the PMSB Initial Closing or EEV Initial Closing (as the case may be),

(a)	where the Company or the Existing Shareholder is the defaulting Party, PMSB and EEV shall be entitled to terminate this Agreement;

(b)
where PMSB is the defaulting Party, the Company and the Existing Shareholder shall be entitled to terminate this Agreement as against PMSB and to proceed with the completion of this Agreement with EEV;

(c)	where EEV is the defaulting Party, the Company and the Existing Shareholder shall be entitled to terminate this Agreement as against EEV and to proceed with the completion of this Agreement with PMSB;

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without prejudice to any rights or remedies the non-defaulting Parties may have against the defaulting Party for any antecedent breach.

8.3
Notwithstanding any provision in this Agreement to the contrary, this Agreement shall remain in full force and effect for so long as shall be necessary to fulfil and give effect to the arrangements and undertakings contained in this Agreement.

8.4
Termination of this Agreement for any cause in accordance with the provisions of this Agreement shall not release any Party from any liability which at the time of termination has already accrued to the other or which thereafter may accrue in respect of any act or omission prior to such termination or which has accrued in consequence of this clause.

9.           Confidentiality

Parties shall :

(a)	ensure the confidentiality of this Agreement and the transactions contemplated in this Agreement;

(b)           not disclose any provision of this Agreement except :

(i)	where required by law or any relevant governmental regulatory body or competent authority;
                (ii)           to any financier or professional adviser acting for the party; or

(iii)	the information is public knowledge otherwise than as a consequence of breach of this Clause.

All public announcements where references are made to the Investors or companies related to the Investors shall only be made with the prior written consent of the relevant Investor (which shall not be unreasonably withheld), irrespective of the jurisdiction in which the announcement is made.

This restriction continues to apply after the expiration or sooner termination of this Agreement without limit in point of time but ceases to apply to information or knowledge which may properly come into the public domain through no fault of the Party so restricted.

10.           Further Assurance

Each party shall execute and do all such documents and things as are necessary to carry this Agreement into effect or to give full effect to this Agreement.

11.           Remedies

If a Party does not comply with its obligations under this Agreement, the other Parties are entitled to the remedy of specific performance and injunctive relief (as may be applicable), and monetary compensation by itself is not an adequate remedy.

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12.           Waiver and Variation

12.1           Rights not affected

The rights which each Party has under this Agreement shall not be prejudiced or restricted by any delay in exercising or failure to exercise any right or remedy under this Agreement.  Unless otherwise agreed in writing, no waiver by any party in respect of a breach shall operate as a waiver in respect of any subsequent breach.

12.2           Cumulative rights and remedies

The rights and remedies provided in this Agreement are in addition to, and do not exclude or limit, any rights or remedies provided by law or equity.

12.3           Variation

This Agreement shall not be varied unless the variation is expressly agreed in writing by each Party.

13.           Severability

If any provision of this Agreement is void or unenforceable, it shall be regarded as deleted from this Agreement, and the remaining provisions shall continue to apply.

14.           Continuing Effect

Notwithstanding the completion of the transaction contemplated in this Agreement, the provisions of this Agreement shall continue to survive or subsist so long as may be necessary for the purpose of giving effect to each of them.

15.           Time

Time wherever mentioned in this Agreement shall be of the essence of this Agreement.

16.           Legal Relationship

Nothing in this Agreement shall create, or be regarded as creating, a partnership or the relationship of employer and employee between the Parties. Neither Party has any authority to bind the other in any way.

The Parties are all separate legal entities and as such no third parties shall have any claim or recourse against the Company for the liabilities and obligations of the Existing Shareholder to the abovementioned third parties.

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17.           Costs and Expenses

The Parties shall be liable for their own respective costs incurred, as follows:

(a)           due diligence costs;

(b)           fees for the solicitors’, company secretary, tax advisers and accountants; and

(c)           notarisation and the commercial register.

18.           Assignment; Successors

18.1           Assignment

Parties may not assign or otherwise deal with its respective rights or benefits under this Agreement without the prior written consent of the other Parties.

18.2           Successors and assigns

This Agreement shall be binding upon the parties and their respective successors, permitted assigns and personal representatives.

19.           Notices

Without affecting any other effective mode of service, any notice given under this Agreement :

(a)
must be in writing and may be delivered personally or sent by registered post to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender :

For the Investors :

PMSB

5th Floor, Bangunan CIMB,

Jalan Semantan, Damansara Heights,

50490 Kuala Lumpur

Attn: Darawati Hussain

Tel:  +603 2084 8888

Fax: +603 2093 9688

or

c/o

Trupartners Sdn Bhd

M-2-1, Block M,

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Plaza Damas,

60 Jalan Sri Hartamas 1,

54080 Kuala Lumpur

Attn: Norazharuddin Abu Talib

Tel: +603 6203 3030

Fax: +603 6203 3131

EEV

Suite 064, Kompleks Eureka,

University Sains Malaysia,

Minden

11800, Penang

Attn: Mohd Daniel

Tel: +604-6599721

Fax: +604-6599723

For the Existing Shareholder:

Wafergen Bio-Systems Inc

Bayside Technology Center,

46531 Fremont Blvd,

Fremont, CA 94538, USA

Attn : Alnoor Shivji

Tel : +1 (510) 468-0546

Fax : +1 (510) 651-4599

For the Company:

    Wafergen Biosystems (M) Sdn Bhd (formerly known as Global Dupleks Sdn Bhd)

Suite B.3(2), Ground Floor

KHTP Business Centre

KHTP, 09000 Kulim

Kedah Darul Aman, Malaysia

Tel : +6019 312 4751

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Fax : +604 402 3305

Attn: Nazri Said

(b)	must be signed; and

(c)	will be taken to be duly given or made :

(i)	(in the case of delivery in person) when delivered, received or left at the above address; and

(ii)
(in the case of delivery by registered post) 48 hours after posting, and in proving service it shall only be necessary to prove that the communication was contained in an envelop which was duly addressed and posted in accordance with this Clause, but if delivery, receipt or service occurs, or will be taken to occur, on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 p.m. (local time) it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in the place.

20.           Entire agreement

This Agreement is the entire agreement between the Parties in respect of its subject matter and supersedes all previous agreements with respect to its subject matter.

21.           Counterparts

This Agreement may be executed in any number of counterparts, and all counterparts taken together constitute one and the same instrument.

22.           Governing Law and Jurisdiction

This Agreement is governed by the laws of Malaysia, and each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Malaysia.

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SCHEDULE 1

Principal Terms of the Series B RCPS

1.           Subscription Price and par value

The subscription price for each Series B RCPS shall be Ringgit Malaysia equivalent to USD2.25 calculated at the prevailing exchange rate on the on the date of payment of the Subscription Price is effected.  Each Series B RCPS shall have a par value of RM0.01.

2.           Premium

Each Series B RCPS shall be issued at a premium being the difference between the Subscription Price and the par value of RM0.01.

3.           Dividend Provision

There is no specific dividend rate attached to the Series B RCPS and the Company is not obliged to declare and pay any dividend while the Investors are holding the Series B RCPS.

4.           Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series B RCPS will be entitled to receive only in preference to the holders of Shares, and not the Series A RCPS (which rank pari passu for the purposes of this provision), the relevant Subscription Price paid for the Series B RCPS plus all accrued but unpaid dividends and dividends in arrears, if any.

5.           Conversion

Each holder of the Series B RCPS will have the right, at the option of the holder at any time, to convert all or part of the Series B RCPS into such number of Shares as may be determined in accordance with the following formula:

A                                          x    (Total Number of      +    Total Number of RCPS
(A + B + USD10 million) RCPS subscribed subscribed by all other = N
                           By the holder                   holders (past and present)
                                                                                                              of RCPS)

A	represents the aggregate original investment amount in USD (comprising the subscription moneys paid to the Company for subscription for RCPS) of the holder in the Company

B
represents the aggregate original investment amount in USD (comprising the subscription moneys paid to the Company for subscription for RCPS) of all other holders (past and present) of RCPS in the Company

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The conversion is to be effected by and subject to the redemption of the Series B RCPS from funds legally available for distribution at the redemption price of USD2.25 per Series B RCPS and the issuance of such number of new Shares to the holder with the issue price based on the following formula:

Issue price per Share       =        A
      N

and applying the redemption monies towards such issue price.

PROVIDED THAT

(i)	where N includes any fractions, N is to be rounded downwards to the nearest whole number

(ii)	where the number of new Shares to be issued includes any fractions, such number of new Shares is to be rounded downwards to the nearest whole number

(iii)	where the issue price includes any fractions of sen, the issue price is to be rounded downwards to the nearest sen

For the purposes of this provision:

(a)	the amount in USD of the investment amount is based on the value in USD of the subscription moneys as at the respective date(s) of the relevant subscription(s).

(b)	for the avoidance of doubt, where any RCPS has been held by more than one holder, such RCPS and investment amount in relation to the RCPS, is to be counted only once.

To effect the above conversion, a conversion notice shall be sent by the holder(s) of the Series B RCPS to the Company not less than thirty (30) days before the intended date of conversion.  Such notice shall be in writing and shall fix the date and the time for the conversion.

The Company may from time to time consult with, and make proposals to, the holder(s) of Series B RCPS in relation to the exercise of the holder(s)’ entitlement to convert the Series B RCPS.

Completion of the conversion of the Series B RCPS into Conversion Shares shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series B RCPS and the Company.  On the date fixed for conversion, the holder(s) of the Series B RCPS shall deliver to the Company the share certificate(s) for the relevant Series B RCPS in exchange for share certificates in relation to the relevant amount of Conversion Shares resulting from the conversion of those Series B RCPS.  If any share certificate so delivered to the Company relates to any Series B RCPS which are not to be converted on that day, a fresh share certificate for those Series B RCPS shall be immediately issued by the Company to such holder(s).

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6.           [Deleted]

7.           Redemption Rights

The holders of the Series B RCPS may at any time after 31 December 2011, subject to the completion of the PMSB Subsequent Closing or EEV Subsequent Closing (where relevant), by giving a thirty (30) day notice of redemption in such form as may be acceptable to the Company (“Notice of Redemption”), redeem any or all Series B RCPS registered in the name of the holder of the Series B RCPS. The RCPS will be redeemable from funds legally available for distribution at the redemption price (“Redemption Price”) which comprises a par value of RM0.01 with redemption premium equivalent to the difference between (i) the aggregate of the Subscription Price and such price multiplied at the rate of 20% per annum prorated by day, up to the date of the redemption based on a 365-days year (and without any compounding or addition to the principal Subscription Price) and (ii) the par value of RM0.01 per Series B RCPS plus all accrued but unpaid dividends and dividends in arrears, if any.

All redemption of the Series B RCPS shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series B RCPS and the Company.  On the date fixed for redemption, the holder(s) of the Series B RCPS shall deliver to the Company the share certificate(s) for the relevant Series B RCPS in exchange for payment in cash (by way of bank draft or any other manner acceptable to the holder(s)) by the Company of the aggregate Redemption Price for the time being payable for those Series B RCPS.  If any share certificate so delivered to the Company relates to any Series B RCPS which are not to be redeemed on that day, a fresh share certificate for those Series B RCPS shall be issued by the Company to such holder(s).

No Series B RCPS redeemed by the Company shall be capable of reissue.

8.           Voting Rights

The holder of the RCPS will be entitled to the voting rights as referred to in Section 148(2) of the Act.

9.           Protective Provisions

Without the approval of the holders of at least a majority of the Series B RCPS, the Company will not take any action, whether by merger, consolidation or otherwise, that:

(a)	effects a sale, lease, license or other disposition of all or substantially all of the Company’s assets, property or business or undertakings in excess of RM250,000.00;

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(b)
effects or enters into any agreement regarding any transaction, or series of transactions, which results in the holders of the Series B RCPS prior to the transaction owning less than 50% of the voting power of the Company’s Series B RCPS after the transaction(s),

(c)	alters or changes the rights, preferences or privileges of the Series B RCPS,

(d)	increases or decreases the number of authorized Series B RCPS,

(e)	authorises the issuance of securities having a preference over or on a parity with the Series B RCPS,

(f)	changes the number of directors,

(g)	amends, modifies or repeals the Memorandum of Association and/or Articles of the Company in a manner which adversely affects the holders of the Series B RCPS,

(h)
effects any recapitalization or reorganization, or any voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or any dissolution, liquidation, or winding up of the Company,

(i)	declares or pays dividends on or makes any distributions with respect to any share capital of the Company.

For purposes of these protective provisions, any reference to the Company will be deemed to include any subsidiary of the Company.

10.           No Variation

The rights attached to the Series B RCPS shall not be varied, modified or deleted unless in accordance with paragraph 9 above.

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SCHEDULE 2

Representations and Warranties

1.           Representations and Warranties by the Investor

The Investors warrant to the Company and the Existing Shareholder as follows.

1.1	Capacity and Authority

The Investors are duly incorporated and validly exist under the laws of Malaysia and have the power to own their assets and carry on their business as now being conducted.

1.2	Power to execute this Agreement

(a)
The Investors have the right, power and authority, and have taken or will take all action necessary, to validly execute, deliver and exercise their rights, and perform their obligations under this Agreement;

(b)
Other than those set out in this Agreement, no other consent, approval, authorization or other order of any court, regulatory body, administrative agency or other order of any other governmental body is required for the execution and delivery by the Investors of this Agreement or the performance by the Investors of the transactions contemplated under this Agreement;

(c)	This Agreement is a valid and binding obligation of the Investors and is enforceable against the Investors in accordance with its terms;

(d)
The execution, delivery and performance of this Agreement will not violate any judgment, order or decree to which the Investors are subject and will not be inconsistent with any constitutional documents or contracts to which the Investors are a party to or otherwise binding on the Investors; and

(e)
There is no action, proceeding, claim or investigation pending against the Investors before any court or administrative authority, which, if determined against the Investors, may reasonably be expected to have a material adverse effect on the Investors’ ability to perform the obligations hereunder.

2.	Representations and Warranties by the Existing Shareholder and the Company

The Existing Shareholder and the Company warrant to the Investors as follows.

2.1	Capacity and Authority

The Company is duly incorporated and validly exists under the laws of Malaysia and has the power to own its assets and carry on the Business.

2.2	Power to execute this Agreement

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(a)
The Existing Shareholder and Company have the right, power and authority, and have taken or will take all action necessary, to validly execute, deliver and exercise their rights, and perform their obligations under this Agreement;

(b)
Other than those set out in this Agreement, no other consent, approval, authorization or other order of any court, regulatory body, administrative agency or other order of any other governmental body is required for the execution and delivery by the Existing Shareholder and the Company of this Agreement or the performance by the Existing Shareholder and the Company of the transactions contemplated under this Agreement;

(c)
This Agreement is a valid and binding obligation of the Existing Shareholder and the Company and after fulfillment of the conditions precedent is enforceable against the Existing Shareholder and the Company in accordance with its terms;

(d)
The execution, delivery and performance of this Agreement will not violate any judgment, order or decree to which the Existing Shareholder and the Company is subject and save as otherwise disclosed, will not be inconsistent with any constitutional documents or contracts to which the Existing Shareholder and/or the Company is a party to or otherwise binding on the Existing Shareholder and/or the Company; and

(e)
There is no action, proceeding, claim or investigation pending against the Existing Shareholder and/or the Company before any court or administrative authority, which, if determined against the Existing Shareholder and/or the Company, may reasonably be expected to have a material adverse effect on the Existing Shareholder and the Company’s ability to perform the obligations hereunder.

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SCHEDULE 3

Subscription Notice

From :                                Wafergen Biosystems (M) Sdn Bhd

To :                      [Investor]

SHARE SUBSCRIPTION AGREEMENT DATED ** (“Subscription Agreement”)

We refer to the Subscription Agreement made between yourselves, [], the Existing Shareholder, and us. Terms defined in the Subscription Agreement have the same meanings when used in this notice.

We hereby give you notice, in accordance with the terms and conditions of the Subscription Agreement, of your required subscription for [222,222/111,111]* of the Series B RCPS at a total Subscription Price of [USD500,000/USD250,000]* (equivalent to RM ** based on the exchange rate as at **), such subscription to be completed on [date] at [time], being the [PMSB/EEV] [Initial Closing/Subsequent Closing]*.

Dated :

Yours faithfully

For and on behalf of

Wafergen Biosystems (M) Sdn Bhd

By:

Name:

Title:

* (delete whichever is not applicable)

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Execution

Executed as an Agreement.

Signed for and on behalf of WaferGen Bio-systems, Inc (WGBS.OB) in the presence of:

Witness	Signatory /s/
Name:	Name:
NRIC No:	Designation:
NRIC No:

Signed for and on behalf of Prima Mahawangsa Sdn Bhd (Company No833152-M) in the presence of:

Witness	Signatory /s/
Name:	Name:
NRIC No:	Designation:
NRIC No:

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Signed for and on behalf of Expedient Equity Ventures Sdn Bhd (Company No 780509-U) in the presence of:

Witness	Signatory /s/
Name:	Name:
NRIC No:	Designation:
NRIC No:

Signed for and on behalf of Wafergen Biosystems (M) Sdn Bhd (Company No 795066-H) in the presence of:

Witness	Signatory /s/
Name:	Name:
NRIC No:	Designation:
NRIC No: